SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 25, 2004

Date of Report (Date of earliest event reported)

SEDONA CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15864	95-4091769

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1003 W. Ninth Avenue King of Prussia, PA	19406

(Address of principal executive offices)	(Zip Code)

(610) 337-8400

Registrant’s telephone number, including area code

Not applicable

Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

SEDONA issued a press release on May 25, 2004, the Company announced it has sent a letter to the Berlin Exchange requesting that it’s common stock no longer be quoted on that exchange. SEDONA’s common stock is not listed on the Berlin Exchange but began being quoted there on March 26, 2004. The quotation was done without the knowledge or consent of the Company, which according to the Berlin Exchange rules, is not required. While there is no assurance that the Berlin Exchange will honor the request, the letter to the proper authorities of the exchange seek to cease quotations immediately.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

7c.) Exhibit 99.1 - Press release dated May 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SEDONA CORPORATION

Dated:	May 25, 2004	By: /s/ Marco A. Emrich

Marco A. Emrich
Chief Executive Officer and President